ITEM 77I

                       TERMS OF NEW OR AMENDED SECURITIES

The Prospectus and Statement of Additional Information, dated October 1, 2002, regarding Small-Cap Equity Portfolio, post-effective amendment No. 38 to the Registrant's Registration Statement, is incorporated by reference as filed via EDGAR on October 1, 2002, accession number 0001004402-02-000424. The Registrant's Rule 18f-3 Plan covering Small-Cap Equity Portfolio dated June 22, 1995 (as amended and restated December 10, 1999 and September 27, 2002) was filed as exhibit (n) to post-effective amendment No. 38 to the Trust's Registration Statement and is incorporated by reference as filed via EDGAR on October 1, 2002, accession number 0001004402-02-000424.